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EXHIBIT 32.1

SPORT-HALEY, INC.

CERTIFICATION

Pursuant to 18 U.S.C. § 1350,
As Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

        In connection with the Amendment No. 1 to the Quarterly Report of Sport-Haley, Inc. (the "Company") on Form 10-Q/A for the quarterly period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, the undersigned Interim Chief Executive Officer and Chief Financial Officer of the Company, do each certify, to our respective knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 25, 2005

/s/ DONALD W. JEWELL Donald W. Jewell Interim Chief Executive Officer (Principal Executive Officer)
/s/ PATRICK W. HURLEY Patrick W. Hurley Chief Financial Officer (Principal Financial and Accounting Officer)

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  EXHIBIT 32.1